UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) DECEMBER 19, 2003

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

        COLORADO                      0-32237                 98-0347827
(State or other jurisdiction of     (Commission              (IRS Employer
      incorporation)                File Number)          Identification No.)

            1001 BRICKELL BAY DRIVE, SUITE 2202, MIAMI, FLORIDA 33131
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (305) 373-5725

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)














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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On  December  18,  2003,  Galaxy  Energy  Corporation  ("Galaxy")  entered  into
Securities Purchase Agreements with several accredited investors (the "Investors") pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase 2,503,551 shares of common stock and warrants to purchase 500,724 shares of common stock for $3,505,000. The warrants are exercisable for four years at $2.71 per share.

Galaxy expects to use the net proceeds from the financing to drill coal bed methane wells in the Powder River Basin area of the Rocky Mountain region and for working capital.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares purchased and the shares issuable upon exercise of the warrants.

This summary description of the financing described by the agreements does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and other documents that are filed as Exhibits hereto.

The press release issued by Galaxy on December 19, 2003 relating to the financing is filed herewith as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-K NUMBER                          DOCUMENT

  10.1 Form of Securities Purchase Agreement dated as of December 18, 2003 between Galaxy Energy Corporation and the Purchaser named therein (1)

  10.2          Form of Common Stock Purchase Warrant Exercisable at $2.71 per
                Share (1)

  99.1          Press Release issued December 19, 2003

------------------
(1)      To be filed by amendment.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GALAXY ENERGY CORPORATION


December 19, 2003                  By: /s/ MARC E. BRUNER
                                      ------------------------------------------
                                           Marc E. Bruner, President




























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